Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

SPECIALTY RETAILERS, INC. (NV)

ARTICLE I - NAME

The name of this corporation is Specialty Retailers, Inc. (NV) (hereafter referred to as the "Corporation").

ARTICLE II - RESIDENT AGENT

The name of the Corporation's Resident Agent is The Corporation Trust Company of Nevada. The street address of the Corporation's Resident Agent where process may be served on the Corporation in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada  89511.

ARTICLE III - PURPOSE

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the Revised Statutes of the State of Nevada.

ARTICLE IV - AUTHORIZED SHARES

The total number of shares of stock that the Corporation is authorized to have outstanding at any one time is 50,000,000 shares of Common Stock, par value of $.01 per share (the "New Common Stock"). The Corporation shall have the authority to issue preferred stock. However, the Corporation shall be prohibited from issuing nonvoting equity securities to the extent set forth in Section 1123(a) of Title 11 of the United States Code, Sections 101-1330, as now in effect or hereafter amended (the "Bankruptcy Code").

ARTICLE V - ISSUANCE OF NEW COMMON STOCK

Effective immediately after the cancellation of the common stock of the Corporation, whether issued and outstanding or held in treasury, pursuant to terms and conditions of the Third Amended Plan of Reorganization of Stage Stores, Inc., Specialty Retailers, Inc. and Specialty Retailers, Inc.(NV) as confirmed on August 8, 2001(the "Plan"), the Corporation shall issue New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan.

ARTICLE VI - EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VII - DIRECTORS

The business of the Corporation shall be managed by a Board of Directors. The number of directors and their terms may be increased or decreased in such manner as shall be provided in the Corporation's Bylaws; provided, however, the Corporation shall have at least one director. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the Bylaws adopted by the shareholders, to make, alter or amend the Bylaws of the Corporation.

ARTICLE VIII - ACQUISITION OF CONTROLLING INTEREST

The Corporation expressly elects to be governed by Chapter 78 of the Nevada Revised Statutes. However, the Amended or Restated Articles of Incorporation, the Bylaws, or a resolution adopted by the directors of the Corporation may impose stricter requirements on the acquisition of a controlling interest in the Corporation than the provisions of Chapter 78 of the Nevada Revised Statutes. Furthermore, this election to be governed by Chapter 78 of the Nevada Revised Statutes not intended to, and shall not, restrict the directors of the Corporation from taking any action to protect the interests of the Corporation and its stockholders including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

ARTICLE IX - AMENDMENT

The Corporation reserves and shall have the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter prescribed, and all right conferred upon stockholders of the Corporation herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the President this Corporation so make and file these Restated Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of August, 2001.

/s/ John Wiesner_________

John Wiesner, President

STATE OF Oklahoma________ )

) ss.

COUNTY OF Oklahoma______ )

On this 1st day of August, 2001, before me the undersigned officer personally appeared John Wiesner to me personally known and known to me to be the same person whose name is singed to the foregoing instrument and acknowledged the execution therefor for the use and purpose therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/ Vickie Kelley

NOTARY PUBLIC

My Commission Expires:

August 27, 2002

SHAREHOLDER APPROVAL

OF

RESTATED ARTICLES OF INCORPORATION

OF

SPECIALTY RETAILERS, INC. (NV)

These Restated Articles of Incorporation were adopted by unanimous written consent of the Corporation's sole shareholder.

31150-015/443492_1.DOC